                                                                   EXHIBIT 10.17


                                PARTNER INTEREST
                              ACQUISITION AGREEMENT

                                  BY AND AMONG


                       ALTERNATIVE LIVING SERVICES, INC.,
                     CCCI/NORTHHAMPTON LIMITED PARTNERSHIP,
                       AND CONTINUING CARE CONCEPTS, INC.




                                   DATED AS OF

                                 AUGUST 1, 1996

                                TABLE OF CONTENTS

                                                                                                               PAGE
         1.       Definitions...................................................................................  1

         2.       Purchase and Sale of CCC Interests............................................................  3
                  2.1               Purchase Transaction........................................................  3
                  2.2               Purchase Price..............................................................  4
                  2.3               The Closing.................................................................  4
                  2.4               Deliveries at the Closing...................................................  4

         3.       Representations and Warranties of CCC.........................................................  4
                  3.1               Corporate...................................................................  4
                  3.2               Authority...................................................................  4
                  3.3               No Violation................................................................  5
                  3.4               Brokers' Fees...............................................................  5
                  3.5               CCC Interests/Title.........................................................  5
                  3.6               Required Consents...........................................................  5

         4.       Representations and Warranties of ALS.........................................................  5
                  4.1               Corporate...................................................................  5
                  4.2               Authority...................................................................  6
                  4.3               No Violation................................................................  6
                  4.4               Acquisition of CCC Interests for Investment.................................  6
                  4.5               No Brokers or Finders.......................................................  6
                  4.6               Required Consents...........................................................  6

         5.       Matters Pertaining to ALS-East Entities.......................................................  7
                  5.1               Equity Participation of CCC; Formation of
                                    ALS-East Entities...........................................................  7
                  5.2               Offer of CCC Member Interest................................................  7
                  5.3               Construction Financing......................................................  8
                  5.4               Deferral of Fees; Working Capital Loan......................................  8
                  5.5               Construction Services.......................................................  8

         6.       Matters Pertaining to Each ALS-East Entity....................................................  9
                  6.1               Additional Capital Calls....................................................  9
                  6.2               Failure to Make Mandatory Capital Calls.....................................  9
                  6.3               Decision-Making............................................................. 10
                  6.4               Interests in Profits, Losses and
                                    Distributions............................................................... 11
                  6.5               Put and Call Options........................................................ 12
                  6.6               Management Agreements.  .................................................... 16
                  6.7               Not Used.................................................................... 16
                  6.8               Not Used.................................................................... 16
                  6.9               Nontransferability of Interest.............................................. 16

         7.       Conditions to ALS's Obligation to Close....................................................... 16
                  7.1               Representations and Warranties.............................................. 16
                  7.2               Performance................................................................. 16
                  7.3               Litigation.................................................................. 17
                  7.4               No Material Adverse Event Regarding the
                                    Partnerships................................................................ 17


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
                  7.5               Proceedings and Instruments Satisfactory.................................... 17
                  7.6               Other Documents............................................................. 17
                  7.7               Material Consents........................................................... 17
                  7.8               IPO Closing................................................................. 17

         8.       Conditions to CCC's Obligation to Close....................................................... 17
                  8.1               Representations and Warranties.............................................. 17
                  8.2               Performance................................................................. 18
                  8.3               Litigation.................................................................. 18
                  8.4               Proceedings and Instruments Satisfactory.................................... 18
                  8.5               Other Documents............................................................. 18
                  8.6               IPO Closing................................................................. 18

         9.       Termination, Amendment and Waiver............................................................. 18
                  9.1               Termination of Agreement.................................................... 18
                  9.2               Amendment, Extension and Waiver............................................. 19

         10.      Other Agreements.............................................................................. 19
                  10.1              Release of Guarantees....................................................... 19
                  10.2              Amendment of 1994 Agreement................................................. 19
                  10.3              Amendment to Existing ALS-East Projects..................................... 19
                  10.4              Westhampton Facility........................................................ 20
                  10.5              ALS-East Development Fund................................................... 20
                  10.6              Amendment to Pre-Formation Agreements....................................... 20

         11.      Miscellaneous................................................................................. 21
                  11.1              Survival of Representations and Warranties.................................. 21
                  11.2              Expenses.................................................................... 21
                  11.3              Further Assurances.......................................................... 21
                  11.4              Successors and Assigns...................................................... 21
                  11.5              Severability................................................................ 21
                  11.6              Entire Agreement............................................................ 21
                  11.7              Headings.................................................................... 21
                  11.8              Notices..................................................................... 21
                  11.9              Law Governing............................................................... 22
                  11.10             Counterparts/Telecopies..................................................... 23
                  11.11             No Third Party Beneficiaries................................................ 23
                  11.12             Construction................................................................ 23
                  11.13             Number; Gender.............................................................. 23
                  11.14             Incorporation of Schedules and Exhibits..................................... 23
                  11.15             Confidentiality............................................................. 23
                  11.16             Arbitration................................................................. 24
                  11.17             Announcement................................................................ 24
                  11.18             Taxes and Fees.............................................................. 24

                                    SCHEDULES

Schedule A       Holders of Interests in Partnerships

                                    EXHIBITS

Exhibit A        Form of Assignment and Release

                                PARTNER INTEREST
                              ACQUISITION AGREEMENT


         THIS PARTNER INTEREST ACQUISITION AGREEMENT, dated as of August 1, 1996 ("Agreement"), by and among Alternative Living Services, Inc., a Delaware corporation ("ALS"), CCCI/Northampton Limited Partnership, a Pennsylvania limited partnership ("NLP"), and Continuing Care Concepts, Inc., a Pennsylvania corporation ("CCC").

                              W I T N E S S E T H:

         WHEREAS, CCC and ALS hold all of the general and limited partner interests in (i) NLP, (ii) Clare Bridge of Lower Makefield, a Pennsylvania general partnership, and (iii) Clare Bridge of Montgomery, a Pennsylvania general partnership (each, a "Partnership", and collectively, the "Partnerships"), in the respective amounts and percentages set forth on Schedule A, attached hereto; and

         WHEREAS, CCC desires to sell, and ALS desires to purchase, all of the general and limited partner interests held by CCC in the Partnerships for the consideration and in the manner set forth herein; and

         WHEREAS, CCC and ALS desire to amend and revise their agreements with respect to the future development, construction and joint ownership of assisted living residences in Pennsylvania, Delaware and New Jersey in the manner set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. In addition to the other definitions contained elsewhere herein, the following definitions shall apply for purposes of this Agreement:

                  "AAA Rules" shall have the meaning set forth in Section
11.16 hereof.

                  "ALS-East Entity" shall have the meaning set forth in
Section 5.1 hereof.

                  "ALS-East Facility" shall mean any new assisted living and/or specialty care facility for the elderly to be developed and constructed by ALS (alone or with CCC as contemplated by this Agreement) located in Delaware, Pennsylvania and New Jersey.

                  "Announcement" shall mean any notice, release, statement or other communication to employees, suppliers, distributors, customers, the general public, the press or any securities exchange or securities quotation system relating to the transactions described in this Agreement.

                  "Business Day" shall mean each day upon which state and national banks are open for business in the City of Milwaukee, Wisconsin, or Philadelphia, Pennsylvania.

                  "CCC Interests" shall mean all of the general and limited partner interests of CCC in the Partnerships.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Closing" shall have the meaning set forth in Section 2.3 hereof.

                  "Closing Date" shall have the meaning set forth in
Section 2.3 hereof.

                  "Construction Contract" shall mean the contract in substantially the form attached to each Pre-Formation Agreement, with such changes as are expressly contemplated by Section 5.5 of this Agreement, pursuant to which CCC (or DEI or an affiliate of DEI) will construct ALS-East Facilities for ALS or ALS-East Entities, as applicable.

                  "Control" shall mean the direct or indirect ownership of or right to vote fifty percent (50%) or more of the voting stock or other interests of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

                  "DEI" shall mean DeLuca Enterprises, Inc., a Pennsylvania corporation.

                  "Disclosing Party" shall have the meaning set forth in
Section 11.15 hereof.

                  "Law" shall mean any federal, state, or local law, rule, regulation or governmental requirement of any kind, including without limitation those governing the handling, management and disposal of infectious wastes or medical wastes, and the rules, regulations and orders promulgated thereunder.

                  "Management Agreement" shall mean the Assisted Living Consultant and Management Services Agreement by and between ALS and any ALS-East Entity, in substantially the form attached to the Pre- Formation Agreements, with such changes as are contemplated hereunder or are necessary to carry out the intent of this Agreement.

                  "Mandatory Capital Calls" shall have the meaning set forth in
Section 6.1 hereof.

                  "Partnership" and "Partnerships" shall have the meanings set forth in the premises of this Agreement.

                  "Partnership Agreements" shall mean the following general and limited partnership agreements with respect to each of the Partnerships entered into among ALS and CCC: (i) Amended and Restated Limited Partnership Agreement of NLP dated as of September 20, 1994; (ii) General Partnership Agreement of Clare Bridge of Lower Makefield dated as of July 13, 1995; and (iii) General Partnership Agreement of Clare Bridge of Montgomery dated as of May 25, 1995.

                  "Person" shall mean a natural person, corporation, trust, partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

                  "Pre-Formation Agreements" shall mean those certain ALS- East Pre-Formation Agreements dated July 13, 1995 and March 11, 1996 entered into by ALS and CCC with respect to Lower Makefield and Montgomery, respectively.

                  "Purchase Price" shall have the meaning set forth in
Section 2.2 hereof.

                  "Put Option," "6th Month Date," "Exercise Period," "Note Option," "Put Notice," "Put Price," "Put Right," "Put Shares," and "Putting Partners" shall each have the meaning set forth in Section 6.5 hereof.

                  "Recipient" shall have the meaning set forth in Section
11.15 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Westhampton" means Clare Bridge of Westhampton, a New Jersey limited liability company, of which ALS and CCC are the sole members.

                  "1994 Agreement" shall mean the Acquisition Agreement dated as of September 20, 1994, by and among ALS, NLP and CCC.

         2.       PURCHASE AND SALE OF CCC INTERESTS.

                  2.1 PURCHASE TRANSACTION. On and subject to the terms and conditions of this Agreement, ALS agrees to purchase from CCC, and CCC agrees to sell to ALS, all of the CCC Interests for the consideration specified in Section
2.2 hereof. CCC and ALS hereby consent, pursuant to the applicable sections of each of the Partnership Agreements for the respective Partnerships, to the transfer by CCC of the CCC Interests, and further acknowledge that ALS will be admitted, pursuant to the applicable section of each such Partnership Agreement, as a general or limited partner of each Partnership, as applicable, in substitution of CCC. ALS may assign its rights to purchase the CCC Interests under this Agreement to a wholly owned subsidiary of ALS to preserve the existence of all or




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



any of the Partnerships, at ALS's election, provided, however, that ALS shall remain liable to CCC for all of its obligations under this Agreement (ALS and, if such purchased rights are so assigned, such ALS subsidiary, are referred to collectively as "Buyer").

                  2.2 PURCHASE PRICE. Buyer agrees to pay at the Closing (hereinafter defined) the sum of $3,150,000, by wire transfer to an account designated in writing by CCC.

                  2.3 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin in Atlanta, Georgia, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of ALS and CCC to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place, date and time as ALS and CCC may mutually determine (the "Closing Date").

                  2.4 DELIVERIES AT THE CLOSING. At the Closing, (i) CCC shall deliver to Buyer all certificates issued by any Partnership representing all of the CCC Interests, if any, endorsed in blank or accompanied by duly executed assignment documents, (ii) CCC and ALS shall execute and deliver to each other the Assignment and Release substantially in the form of Exhibit A attached hereto, and (iii) Buyer shall deliver to CCC the consideration payable pursuant to Section 2.2 hereof.

         3. REPRESENTATIONS AND WARRANTIES OF CCC. CCC represents and warrants to ALS that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made).

                  3.1 CORPORATE. CCC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  3.2 AUTHORITY. The execution and delivery of this Agreement and all other instruments to be executed and delivered by CCC pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of CCC. No other corporate act or proceeding on the part of CCC or its stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by CCC pursuant hereto or the transactions contemplated hereby or thereby. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by CCC pursuant hereto will constitute, the legal, valid and binding agreements of CCC, enforceable against CCC in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                  3.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by CCC pursuant hereto, nor the consummation by CCC of the transactions contemplated hereby or thereby (a) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which CCC is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of CCC.

                  3.4 BROKERS' FEES. CCC has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which ALS could become liable or obligated.

                  3.5 CCC INTERESTS/TITLE. CCC holds of record and owns beneficially the CCC Interests described on Schedule A, attached hereto, free and clear of any restrictions on transfer (other than any restrictions set forth in the Partnership Agreement or other agreements executed by CCC in favor of ALS for the respective Partnership and any restrictions under the Securities Act and applicable state securities laws), liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, demands, and all other claims of any type. CCC is not a party to any option, warrant, purchase right, or other contract or commitment that could require CCC to sell, transfer, or otherwise dispose of all or any part of its CCC Interests (other than this Agreement). At Closing, ALS will acquire good and marketable title to CCC's entire CCC Interests, free of any claim of any type.

                  3.6 REQUIRED CONSENTS. There are no third-party approvals or consents required for the sale of the CCC Interests to Buyer and the consummation at the Closing of the transactions contemplated hereby which have not been obtained.

         4. REPRESENTATIONS AND WARRANTIES OF ALS. ALS represents and warrants to CCC that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made).

                  4.1 CORPORATE. ALS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  4.2 AUTHORITY. The execution and delivery of this Agreement and all other instruments to be executed and delivered by ALS pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ALS. No other corporate act or proceeding on the part of ALS or its stockholders is necessary to authorize this Agreement, the other instruments to be executed and delivered by ALS pursuant hereto or the transactions contemplated hereby or thereby, including the payment by ALS of the Purchase Price to CCC. This Agreement constitutes, and when executed and delivered the other instruments to be executed and delivered by ALS pursuant hereto will constitute, the legal, valid and binding agreements of ALS, enforceable against ALS in accordance with their respective terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as to the availability of equitable remedies).

                  4.3 NO VIOLATION. Neither the execution, delivery and performance of this Agreement or the other instruments to be executed and delivered by ALS pursuant hereto, nor the consummation by ALS of the transactions contemplated hereby or thereby (a) will violate any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority by which ALS is bound or (b) will violate or conflict with or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of ALS.

                  4.4 ACQUISITION OF CCC INTERESTS FOR INVESTMENT. ALS is an "accredited investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act, and, to the extent the CCC Interests, or any portion thereof, is a security under the Securities Act or applicable state securities laws, is acquiring the CCC Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the CCC Interests. ALS acknowledges that any such securities have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be resold unless so registered or exempted from such registration.

                  4.5 NO BROKERS OR FINDERS. ALS has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CCC could become liable or obligated.

                  4.6 REQUIRED CONSENTS. There are no third-party approvals or consents required for the purchase of the CCC Interests by Buyer and the consummation at the Closing of the transactions contemplated hereby which have not been obtained.

         5.       MATTERS PERTAINING TO ALS-EAST ENTITIES.

                  5.1 EQUITY PARTICIPATION OF CCC; FORMATION OF ALS-EAST ENTITIES. During the period commencing on the date of this Agreement and ending on December 31, 1999, CCC shall have the right, but not the obligation, to participate as an equity investor, in the manner set forth herein, in the ownership of all new ALS-East Facilities. If CCC elects to make the equity investment contemplated hereby with respect to any ALS-East Facility, ALS and CCC shall cooperate in the formation of a Delaware or New Jersey limited liability company or a Pennsylvania general or limited partnership, as agreed by ALS and CCC, to develop, construct, own and operate such ALS-East Facility (such entity referred to herein as an "ALS-East Entity"). The operating agreement, partnership agreement or other governing documents of the ALS-East Entity ("Entity Documents") shall incorporate the terms set forth in this Agreement including, without limitation, the provisions of Sections 5 and 6 hereof. CCC's member interest in an ALS-East Entity ("CCC Member Interest") shall represent (unless adjusted pursuant to Section 6.2(a)(ii) hereof) a twenty (20%) percent equity contribution to the ALS-East Entity (the "CCC Contribution Percentage") and ALS's member interest in an ALS-East Entity ("ALS Member Interest") shall represent (unless adjusted pursuant to Section 6.2(a)(ii) hereof) an eighty (80%) percent equity contribution to the ALS-East Entity (the "ALS Contribution Percentage"). CCC's interest in the profits, losses, and distributions of each ALS-East Entity shall be as set forth in Section 6.4 hereof.

                  5.2 OFFER OF CCC MEMBER INTEREST. If ALS shall elect to develop and construct an ALS-East Facility in which CCC shall have a right to invest pursuant to Section 5.1 hereof, ALS shall prepare a business plan for such entity providing a description of such facility, estimated construction and development costs, a statement of the total initial equity capital required for such facility (the "Initial Capital") and the total additional equity capital that may be required for such facility ("Additional Capital") and a five (5) year budget for such facility (the "Business Plan"), and shall provide a copy of such Business Plan to CCC. Upon its receipt of such Business Plan, CCC shall have thirty (30) days to elect either to exercise its right to provide twenty (20%) percent of such Initial and Additional Capital pursuant to the CCC Member Interest, or to reject such opportunity. If CCC shall not notify ALS of its decision to provide such equity capital during such thirty (30) day period, CCC shall be deemed to have waived its right to provide such capital with respect to such ALS-East Facility and ALS shall be free to develop such Facility substantially in accordance with the terms of the applicable Business Plan, either alone or with one or more equity partners. If CCC shall elect to provide such equity capital, CCC and ALS shall cooperate in the prompt preparation of Entity Documents for such ALS-East Facility in accordance herewith and shall promptly fund to such ALS-East Entity their respective portion of the Initial Capital.

                  5.3 CONSTRUCTION FINANCING. ALS and CCC shall cause each ALS-East Entity to secure construction loan financing on such terms and conditions as the parties may mutually agree. If required by the applicable lending institution as a condition for making such construction loans, ALS may guarantee the payment and performance of such loans. Except as may otherwise be expressly agreed in writing by CCC (at its sole discretion), all construction loan financing for each ALS-East Facility shall be expressly made without recourse to CCC (other than its interest in such ALS-East Facility).

                  5.4 DEFERRAL OF FEES; WORKING CAPITAL LOAN. (a) In the event that any ALS-East Entity requires working capital loans to cover operating deficits incurred after the lease-up period projected in the applicable Business Plan following the funding of all Initial Capital and Additional Capital by ALS and CCC and the closing of the financings contemplated by Section 5.3 hereof, and cash is not available from any other ALS-East Entity, ALS shall defer any management fees otherwise due to it under its management agreement with such ALS-East Entity on a non-interest bearing basis, but the amount of such fees so deferred (together with working capital loans pursuant to Section 5.4(b)) shall not exceed $100,000 for any one ALS-East Entity.

                  (b) To the extent that any such deferred management fees are insufficient to fund such working capital deficit(s), ALS shall make one or more working capital loans to such ALS-East Entity: (i) in an amount not to exceed $100,000 per ALS-East Entity less any amount of fees deferred pursuant to
Section 5.4(a) for such entity; (ii) at an interest rate of six percent (6%) per annum; (iii) to be evidenced by one or more unsecured promissory notes which shall be subordinated on such terms as the entity's institutional lender(s) may reasonably require; and (iv) which shall be repayable out of available cash flow from any ALS-East Entity. Until such time as the outstanding balance of all deferred management fees due from all ALS-East Entities pursuant to Section 5.4(a) hereof and all working capital loans from ALS to all ALS-East Entities pursuant to Section 5.4(b) hereof are repaid in full, any distributions to which CCC may otherwise be entitled from any ALS-East Entity shall not be made.

                  5.5 CONSTRUCTION SERVICES. (a) ALS and CCC hereby agree that CCC shall provide construction and general construction services to ALS or the ALS-East Entities, as applicable, as the owner of such ALS-East Facility (the "Owner"), with respect to any ALS-East Facility as to which construction commences after the Closing Date but on or before December 31, 1999 ("New Facility"). Such services shall include, without limitation, on-site supervision and field office work. In consideration therefor, the Owner shall pay to CCC:
(i) construction services fees ("Service Fee") equal to fifteen percent (15%) of the aggregate engineering and contractor costs incurred by the Owner in connection with the construction of a New Facility; (ii) construction development fees

("Development Fee") equal to $1,000 per bed; and (iii) construction supervision fees of $1,000 per bed ("Supervision Fee"). All such fees shall be paid at such time and upon such further terms and conditions as CCC and the Owner may mutually agree; provided that the Development Fee shall be fully earned, and due and payable, at the time all pre-construction development approvals are obtained (including receipt of zoning approvals and a building permit) but may be deferred to a date not later than the opening of the New Facility as may be reasonably required by any lender of the Owner. None of the Services Fee, Supervision Fee or Development Fee payable to CCC hereunder shall be included in the construction cost for purposes of calculating the Services Fee contemplated hereby. All expenses that are classified as "General Conditions" shall be a direct expense to Owner with no additional mark-up for overhead and profit. CCC hereby agrees and acknowledges that fees paid pursuant to this Section 5.5 shall cover its field office expenses, construction profit and overhead, and any other construction incentive or developer fees to which it would otherwise be entitled.

                  (b) CCC shall construct each New Facility at a guaranteed price, and no Owner shall be required to assume any cost overruns in connection therewith unless such overruns result or arise from: changes in costs based on soil conditions experienced during construction; Owner-approved change orders or changes to plans during construction requested by such Owner; hiring of union contractors or other union activities, including strikes; and acts of God.

                  (c) CCC may assign any Construction Contract to DEI or another affiliate of CCC, but no such assignment shall relieve CCC from any obligations under such Construction Contract.

         6.       MATTERS PERTAINING TO EACH ALS-EAST ENTITY

                  6.1 ADDITIONAL CAPITAL CALLS. Within thirty (30) days' written request of ALS, ALS and CCC shall provide Additional Capital as necessary to each ALS-East Entity (on a basis proportionate to their 80%/20% equity contribution percentages in such ALS-East Entity and in amounts that do not exceed, in the aggregate, the total Additional Capital for such Entity set forth in the Business Plan) to fund development, constru778ction and start-up operations of such ALS-East Entity (in each case, a "Mandatory Capital Call").

                  6.2 FAILURE TO MAKE MANDATORY CAPITAL CALLS. (a) If either CCC or ALS fails to make any Mandatory Capital Call here- under, then the other party may, at its option and in addition to any other remedies: (i) request and receive a return of any Manda- tory Capital Call contribution made by it disproportionate to its respective equity contribution percentage; (ii) make its or its and such defaulting party's capital contribution to such entity, and in such event the respective ownership interests in the entity shall be adjusted as of the date such capital contribution is made such that each party's percentage ownership interest shall equal its cumulative capital contributions made by it to such entity compared to all cumulative capital contributions made by the parties to such entity; or (iii) loan such amounts to such entity on the terms set forth in Section 6.2(c) hereof.

                  (b) In addition, if either ALS or CCC reasonably believes in the exercise of its business judgment that additional capital is required by an ALS-East Entity to complete an ALS-East Facility in accordance with the Business Plan and applicable construction plans and specifications previously agreed to by the parties, and the other party does not agree to contribute a proportionate share of such capital, then such party may loan such required funds to such entity on the terms set forth in Section 6.2(c) hereof.

                  (c) The loans referred to in Section 6.2(a) and 6.2(b) shall be evidenced by written promissory notes, shall be nonre- course (i.e., limited only to the assets of the borrowing entity), subordinated to all other obligations of the entity to which the loan is made on such terms as the entity's institutional lender(s) may reasonably required, shall bear interest at three (3) percentage points over the entity's existing mortgage loan rate from time to time in effect and shall be repaid only as and when such entity has sufficient cash flow (in the lending party's reasonable discretion) to repay the loan (but, in any event, such loans shall be repaid prior to the entity making any distributions to CCC and ALS to which such parties might otherwise be entitled).

                  6.3 DECISION-MAKING. (a) Each ALS-East Entity shall be "member managed," if a limited liability company, and "general partner managed," if a general or limited partnership. With respect to each ALS-East Entity, site selection, facility design, the selection of an architectural firm, architectural features, site layout and construction budgets shall require the approval of both ALS and CCC.

                  (b) The requirement to make any capital calls, including any capital calls with respect to partnership interests of ALS which are subject to any pledge in favor of CCC as described in 6.5(b) below, other than Mandatory Capital Calls, shall require the approval of both ALS and CCC.

                  (c) All other matters pertaining to the operation and activities of such ALS-East Entity (i) prior to the first day that the Put Option (hereinafter defined) for such entity becomes exercisable in accordance with Section 6.5 hereof (the "First Put Date"), and at any time thereafter following the occurrence of any Triggering Event (hereinafter defined), shall require the approval of both ALS and CCC, except as specifically set forth to the contrary herein, and (ii) on and after the First Put Date for such entity (but only prior to the occurrence of any Triggering Event), shall be decided by the affirmative vote, approval or consent of the member(s) or partners of such entity holding in excess of fifty percent (50%) of the equity interest in such entity. As used herein, "Triggering Event" means either
(i) the failure of ALS to complete the acquisition of any interest of CCC pursuant to the exercise of any Put Option or Call Option with respect to any ALS- East Entity, or (ii) the failure of ALS to make any payment under, or any default by ALS in the performance of any obligation under, any note or other instrument executed and delivered in favor of CCC in connection with any purchase of the interest of CCC upon the exercise of any Put Option or Call Option with respect to any ALS- East Entity.

                  6.4      INTERESTS IN PROFITS, LOSSES AND DISTRIBUTIONS.

                  (a) Net Losses. The Entity Documents for each ALS-East Entity shall provide that any net loss with respect to the particular ALS-East Facility, as determined on a quarterly basis, shall be allocated (i) first, one percent (1%) to ALS and ninety-nine percent (99%) to CCC until CCC's invested capital is thereby exhausted, (ii) then, one hundred percent (100%) to ALS until its invested capital is exhausted, and (iii) then, in proportion to the parties' respective equity contribution percentages (provided, however, that any such net loss to be allocated pursuant to this clause (iii) after both parties' invested capital is exhausted shall instead be first allocated to any party who has guaranteed any debt of the ALS-East Entity, up to the amount of such guaranty).

                  (b) Net Profits. Any net profits with respect to a particular ALS-East Facility, as determined on a quarterly basis, shall be allocated first to "reverse out" any prior net loss allocations in the reverse order made, with any remaining profit (i.e., any net overall profit from that ALS-East Facility) to be allocated in proportion to the parties' respective equity contribution percentages. That is (unless the CCC Contribution Percentage and ALS Contribution Percentage are modified in accordance with Section 6.2(a)(ii) hereof), any quarterly net profits shall be allocated (i) first, eighty percent (80%) to ALS and twenty percent (20%) to CCC to restore any net losses previously allocated to them after the exhaustion of all their collective capital (as adjusted in the event that either party has been allocated any net loss by reason of its guarantee of any debt of the ALS-East Entity), (ii) then, one hundred percent (100%) to ALS to restore any net losses allocated to it by reason of the exhaustion of CCC's capital, (iii) then, one percent (1%) to ALS and ninety-nine percent (99%) to CCC to reverse the initial losses allocated to the parties in that same proportion, and (iv) then, eighty percent (80%) to ALS and twenty percent (20%) to CCC.

                  (c) Distributions. Any distributions of current cash flow shall be made in proportion to the parties' respective equity contribution percentages. No distributions shall be made with respect to any quarter in which the ALS-East Entity derives a net loss, without the consent of both parties. Distributions upon liquidation of the ALS-East Entity (i.e., the distribution of proceeds from the sale of the ALS-East Entity) shall be distributed in accordance with the parties' respective capital account balances (after giving effect to the allocation of any gain or loss resulting from such liquidating sale).

                  6.5      PUT AND CALL OPTIONS.

                  (a) ALS hereby grants to CCC, and shall confirm in the Entity Documents for each ALS-East Entity, the right to sell to ALS all (but not less than all) of the CCC Member Interest in any one or more ALS-East Entities at the fair market value (determined as set forth below) of such CCC Member Interest in such ALS-East Entity or Entities pursuant to the terms and conditions set forth herein ("Put Option"). The Put Option and the Call Option (as hereinafter defined) with respect to an ALS-East Entity shall be exercisable at any time from and after the six-month anniversary of the issuance of the certificate of occupancy for the ALS-East Facility owned by such ALS-East Entity (the "6th Month Date"), through and until the tenth (10th) year anniversary of the date of issuance of the certificate of occupancy for such Facility (the "Exercise Period").

                  (b) At ALS' election, the purchase price for any CCC Member Interest pursuant to Section 6.5(a) shall be payable either (a) in cash or (b) in cash and a note (the "Note Option") as provided below. The Note Option shall only be available if such purchase price (or such purchase price together with the aggregate purchase price paid by ALS within the 180 day period preceding the exercise of such Put Option for CCC Member Interests pursuant to prior exercise of any Put Option(s) with respect thereto) exceeds $500,000. To the extent a Put Option is exercised and ALS is entitled to elect and so elects to pay the purchase price using the Note Option, an amount equal to 1/2 of such price shall be paid in cash at the closing of the purchase of the CCC Interest, and ALS shall give to CCC at such closing ALS's promissory note for the remaining 1/2 of the price due CCC. Such note shall provide for payment of (i) 50% of the principal amount of the note on the six-month anniversary date of the note, (ii) the balance of the principal amount of the note on the one-year anniversary date of the note, and (iii) quarterly installments of interest only in arrears at a rate of prime plus 1%. Such note shall be secured by a pledge, in form and substance satisfactory to CCC, of the CCC Member Interest so purchased and may be prepaid at ALS's option without penalty. Otherwise, the purchase price shall be paid in cash.

                  The Put Option shall be exercised by written notice from CCC to ALS during such times as such Put Option is exercisable in accordance herewith, and the exercise by CCC of its Put Option or a failure to exercise such Put Option for one ALS-East Entity shall not preclude CCC from later exercising one or more Put Options for other ALS-East Entities.

                  (c) CCC hereby grants to ALS, and shall confirm in the Entity Documents for each ALS-East Entity, the right to purchase all (but not less than all) of the CCC Member Interest in any one or more ALS-East Entities at the fair market value (determined as set forth below) of such CCC Member Interest in such ALS-East Entity or Entities pursuant to the terms and conditions set forth herein ("Call Option"). The Call Option shall be exercisable as to each ALS-East Entity at any time during the applicable Exercise Period, such purchase price to be payable in cash. The Call Option shall be exercised by written notice from ALS to CCC during such times as such Call Option is exercisable in accordance herewith, and the exercise by ALS of its Call Option or a failure to exercise such Call Option for an ALS-East Entity shall not preclude ALS from later exercising one or more Call Options for other ALS-East Entities.

                  (d) The purchase price for the CCC Member Interest in each ALS-East Entity payable upon the exercise of a Put or Call Option shall be equal to the proceeds that CCC would receive if such ALS-East Entity were to sell its entire ALS-East Facility at its then-fair market value (allocating any gain or loss resulting therefrom pursuant to the methodology set forth in Sections 6.4(a) and (b) above), satisfy all creditors, and then liquidate. For this purpose, the fair market value of each ALS-East Facility shall be determined as of the end of the calendar month preceding the date on which a Put or Call Option is exercised, as follows: The fair market value of an ALS-East Facility shall be the fair market value of such ALS-East Facility as established by an appraiser jointly agreed upon by both parties. If the parties are unable to agree to an appraiser, then each party will designate an appraiser and the two appraisers will each determine a fair market value. If any party shall fail to designate an appraiser within fifteen (15) days following its receipt of notice from the other party containing (i) the identity of the appraiser designated by such other party and (ii) reference to such party's obligation to designate an appraiser pursuant to this Section 6.5 within said fifteen (15) day period, then the appraiser for such other party shall be deemed to be jointly agreed upon by both parties. If the fair market value amounts determined by the two appraisers are equal to or within 5% of their average, then the fair market value shall be equal to such average. Otherwise, the two appraisers will mutually select and appoint a third appraiser to determine the fair market value, in which event the fair market value of the ALS-East Facility shall be equal to the result obtained by averaging the two of the three appraisals which deviate the least from the average of the first two appraisals. Each party will bear equally the fees and expenses of the appraiser jointly agreed upon or selected and if applicable the third appraiser, but each party will be solely responsible for the fees and expenses of any appraiser selected solely by such party. In determining such fair market value of an ALS-East

Facility, the assumption shall be made that the management agreement with ALS or another manager will continue indefinitely and that the percentage management fee then being charged to the applicable ALS-East Entity is equal to the greater of (i) the percentage management fee which is actually being charged at such time minus one percent (1%), or (ii) six (6) percent. Each appraiser selected hereunder shall be a reputable appraisal firm which has experience in appraising commercial real estate and long term care and/or assisted living facilities (or similar businesses). All appraisers shall have complete access to the relevant books and records of the ALS-East Entity they are appraising during the conduct of their appraisals. Notwithstanding the provisions of this Section 6.5(d), if a CCC Member Interest is to be acquired by ALS pursuant to the exercise of a Call Option at any time prior to the sixteenth month anniversary of the issuance of the certificate of occupancy for the ALS-East Facility owned by the ALS-East Entity to which such CCC Member Interest relates, the fair market value for such ALS-East Facility shall be determined in the manner described in this Section 6.5(d), except that the assumption shall be made that such ALS-East Facility has achieved and is maintaining stabilized occupancy and is operating at corresponding revenue and expense levels (based on such occupancy) as contemplated by the Business Plan for such ALS-East Entity.

                  (e) Either party may invoke the appraisal process of this
Section 6.5 for any ALS-East Facility prior to the exercise of its Put or Call Option, as the case may be, so as to enable such party to determine the fair market value of such ALS-East Facility and, accordingly, the purchase price for the CCC Member Interest, before it exercises its option and the price so determined shall govern any subsequent exercise of such Put or Call Option that occurs within the 90-day period after the determination thereof; provided, however, that if the party invoking the appraisal process or the other party does not exercise its Put or Call Option within ninety (90) days after the determination of the fair market value in accordance herewith, then the party invoking the appraisal process will bear all the costs of the appraisal(s). Any and all transfers to ALS of the CCC Member Interest in such ALS-East Entity pursuant to the exercise of a Put or a Call Option as provided herein shall be closed, and all payments and deliveries contemplated thereby made, upon the last to occur of (i) thirty (30) days after the fair market value of the CCC Member Interest in such ALS- East Entity or Entities is determined in accordance herewith or (ii) ninety (90) days following the exercise of such Put or Call Option.

                  (f) At the closing of the exercise of a Put or Call Option required by Section 6.5 of this Agreement, among other things:

                (i) CCC shall deliver to ALS an instrument evidencing the transfer of the CCC Member Interest in the ALS- East Entity being purchased and sold, free and clear of all security interests, liens and restrictions, together with such other documents as ALS may reasonably request in connection therewith;

               (ii) ALS shall deliver to CCC cash and ALS's promissory note, if applicable, constituting the purchase price for the CCC Member Interest in such ALS-East Entity, together with such other documents as CCC may reasonably request; and


              (iii) ALS shall deliver to CCC an instrument in form, scope and substance similar to the Section 2.4 Release to release and indemnify CCC from certain liabilities it may have by reason of its participation as a partner or member of such ALS-East Entity.

                  At the time of the exercise of a Put Option, if CCC has at the request of ALS or any lender guaranteed any financing of an ALS-East Entity subject to such option, then ALS will use its best efforts to obtain a release of CCC of such guaranty. If ALS is unable to obtain such a release, and following the closing of a Put Option there occurs a default in the payment or performance of any obligation whatsoever, whether monetary or otherwise, in connection with such financing, then ALS will indemnify CCC for any damages, costs and expenses (including reasonable attorneys' fees) which CCC incurs pursuant to any guaranty. If CCC has guaranteed any financing of an ALS-East Entity at the request of ALS or any lender and such guaranty is outstanding at the time a Call Option is exercised, it shall be a condition to the closing of such Call Option that such guaranty be released at or prior to such closing.

                  (g) Notwithstanding any provision contained in this Section
6.5 to the contrary:

                    (i) if a Put or Call Option is exercised, then ALS may assign its rights and obligations in respect of the Put or Call Option to an affiliate of ALS so as to preserve the legal existence or tax status of the ALS-East Entity, but no such assignment shall relieve ALS from any obligations to CCC;

                   (ii) all reasonable closing costs (other than the parties' respective legal costs), or real estate transfer tax or fee which arises in connection with any purchase and sale hereunder shall be borne by CCC in case CCC exercises its Put Option, and by ALS in case ALS exercises its Call Option; and

                  (iii) equitable adjustments shall be made (in the case of the value of an ALS-East Entity) for any distributions or capital contributions which occur between the date of the determination of the fair market value of the ALS-East Entity and the closing of the Put Option or Call Option transaction.

                  (h) The Put Option and the Call Option provided for in this
Section 6.5 are intended (to the extent that such Put or Call Option would otherwise be deemed to be a "roll-up transaction" pursuant to said Item 901) to be agreements of the type described in Item 901(c)(2)(i) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  6.6 MANAGEMENT AGREEMENTS. On the date on which an ALS- East Entity is formed, ALS and such ALS-East Entity shall execute a Management Agreement in respect of the management of the ALS-East Facility to be constructed and operated by such entity.

                  6.7 NOT USED.

                  6.8 NOT USED.

                  6.9 NONTRANSFERABILITY OF INTEREST. Neither ALS nor CCC shall transfer its ownership interest in any ALS-East Entity except to the other party. A transfer by CCC shall be deemed to have occurred in violation of the foregoing restriction if a combination of CCC's shareholders (or upon their death a combination of their heirs and personal representatives) cease to Control CCC. A transfer means any disposition of an interest or any interest therein, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise.

         7. CONDITIONS TO ALS'S OBLIGATION TO CLOSE. The obligation of ALS to close the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing unless otherwise required below, of each of the following conditions (all or any of which may be waived in whole or in part by ALS):

                  7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by CCC in this Agreement and the statements contained in any other instrument, list, certificate or writing delivered by CCC pursuant to this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except as consented to by ALS in writing.

                  7.2 PERFORMANCE. CCC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them prior to or at the Closing.

                  7.3 LITIGATION. No suit, proceeding, investigation, injunction, writ or preliminary restraining order shall have been commenced or threatened by any governmental agency on any grounds to restrain, enjoin or hinder the transactions contemplated hereby.

                  7.4 NO MATERIAL ADVERSE EVENT REGARDING THE PARTNERSHIPS. There shall not have occurred any damage to or destruction of the properties or assets of any Partnership by fire or by other casualty, or any other business development, which would have a material adverse effect on a Partnership or its business as presently conducted, unless, in the case of damage or destruction, such damage or destruction is insured in all material respects (including business interruption coverage) and can be repaired or replaced in all material respects.

                  7.5 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ALS, and CCC shall have made available to ALS for examination the originals or true and correct copies of all docu- ments which ALS may reasonably request and CCC can reasonably obtain in connection with the transactions contemplated by this Agreement.

                  7.6 OTHER DOCUMENTS. CCC shall have delivered to ALS such certificates and documents of officers and partners of CCC and public officials as shall be reasonably requested by ALS' counsel to establish the existence and status of CCC and the due authorization of this Agreement and the transactions contemplated hereby by CCC.

                  7.7 MATERIAL CONSENTS. Prior to the Closing, CCC shall have obtained all third-party approvals and consents required for ALS' purchase of the CCC Interests.

                  7.8 IPO CLOSING. ALS shall have sold shares of its common stock in a public offering in substantially the manner outlined in and pursuant to ALS's Registration Statement on Form S- 1 (Registration No. 333-04595) (referred to herein as the "IPO Closing").

         8. CONDITIONS TO CCC'S OBLIGATION TO CLOSE. The obligation of CCC to close the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing unless otherwise required below, of each of the following conditions (all or any of which may be waived in whole or in part by CCC:

                  8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by ALS in this Agreement and the statements contained in any other instrument, list, certificate or writing delivered by ALS pursuant to this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

                  8.2 PERFORMANCE. ALS shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at the Closing.

                  8.3 LITIGATION. No suit, proceeding, investigation, injunction, writ or preliminary restraining order shall have been commenced or threatened by any governmental agency on any grounds to restrain, enjoin or hinder the transactions contemplated hereby.

                  8.4 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to CCC, and ALS shall have made available to CCC for examination the originals or true and correct copies of all documents which CCC may reasonably request in connection with the transactions contemplated by this Agreement.

                  8.5 OTHER DOCUMENTS. ALS shall have delivered to CCC such certificates and documents of officers of ALS and of public officials as shall be reasonably requested by CCC's counsel to establish the existence and status of ALS and the due authorization of this Agreement and the transactions contemplated hereby by ALS.

                  8.6 IPO CLOSING. The IPO Closing shall have occurred.

         9.       TERMINATION, AMENDMENT AND WAIVER.

                  9.1 TERMINATION OF AGREEMENT. Time is of the essence hereof. This Agreement may be terminated in its entirety at any time prior to the
Closing:

                  (A) without liability of any party, by mutual agreement of all the parties hereto;

                  (B) by ALS, if there has been a material violation or breach by CCC of any of its covenants, agreements, representations or warranties contained in this Agreement which has not been waived in writing by ALS;

                  (C) by ALS, if any of the conditions precedent to Closing set forth in Section 7 of this Agreement shall not be fulfilled prior to or by August 31, 1996 and shall not have been waived in writing by ALS;

                  (D) by CCC, if there has been a material violation or breach by ALS of any of its covenants, agreements, representations or warranties contained in this Agreement which has not been waived in writing by CCC; and

                  (E) by CCC, if any of the conditions precedent to Closing set forth in Section 8 of this Agreement shall not be fulfilled prior to or by August 31, 1996 and shall not have been waived in writing by CCC.

                  9.2 AMENDMENT, EXTENSION AND WAIVER. At any time prior to the Closing Date, ALS and CCC may, by an instrument in writing signed by such persons, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (d) waive compliance with any of the agreements or conditions contained herein.

         10.      OTHER AGREEMENTS.

                  10.1 RELEASE OF GUARANTEES. Effective at the Closing, ALS shall indemnify CCC and its affiliates for, and shall defend and hold CCC and its affiliates harmless from and against, all liabilities of CCC arising as the result of any liability arising under any guarantees given by CCC or its affiliates to secure indebtedness of the Partnerships (the "Guaranteed Indebtedness"). Within 120 days after the Closing, ALS shall secure the release of CCC and any of its affiliates under any such guarantees; provided, however, if ALS shall not be able to secure the release of any such guaranty within said 120 day period, then ALS shall use best efforts to promptly refinance such Guaranteed Indebtedness, or otherwise provide security or other assurances reasonably satisfactory to CCC for the performance of its indemnification obligations under this Section. Within ten (10) days following the Closing, ALS shall cause the $400,000 letter of credit of Meridian Bank delivered by CCC in connection with the NLP loans to be returned to CCC for cancellation.

                  10.2 AMENDMENT OF 1994 AGREEMENT. Pursuant to Section 10.5 of the 1994 Agreement, effective upon the Closing of this Agreement, Sections 2.7, 2.8, 2.9, 2.15, 3.1 through 3.4, 4.1 through 4.8, 10.1 and 10.6 of the 1994
Agreement shall be terminated and no longer of any force and effect. In addition, effective upon the Closing of this Agreement, Exhibit 1.48(b) shall be amended so as to exclude the one (1) remaining $50,000 security deposit from the "Retained Liabilities" as defined in the 1994 Agreement, thereby terminating the responsibility of CCC to return such security deposit. All other provisions of the 1994 Agreement shall remain unaffected by this Agreement.

                  10.3 AMENDMENT TO EXISTING ALS-EAST PROJECTS. At or promptly following the Closing, ALS and CCC shall execute Amended Entity Documents for any ALS-East Facility currently in development or construction pursuant to the 1994 Agreement (a "Pending Project") including without limitation the Westhampton, New Jersey facility, to conform the terms of the Entity Documents for such Pending Projects to those contemplated by this Agreement. To the extent necessary, ALS shall in connection therewith purchase a portion of CCC's interest in any such Pending Projects to the extent necessary to achieve the 80%/20% equity interest contemplated by Section 5.1 hereof.

                  10.4 WESTHAMPTON FACILITY. The parties acknowledge that Westhampton (a) is a limited liability company in which ALS currently has a 60% equity interest and CCC currently has a 40% equity interest and (b) is currently developing and constructing a specialty care facility in Westhampton, New Jersey. Within 60 days following the Closing, ALS shall provide to CCC a business plan for Westhampton of the type contemplated by Section 5.1 hereof, whereupon CCC shall have the right to elect either to (i) retain a 20% equity interest in Westhampton of the type contemplated by Section 5.1 hereof or (ii) to sell its 40% equity interest in Westhampton to ALS. Such election shall be made by CCC in the manner and in the time periods contemplated by Section 5.2 hereof. In the event CCC shall elect to retain a 20% equity interest in Westhampton, ALS shall purchase one half of CCC's equity interest in Westhampton at a price equal to 50% of CCC's invested equity capital in Westhamp- ton. In the event CCC shall elect to sell its 40% equity interest in Westhampton to ALS, the purchase price payable by ALS will equal 100% of CCC's invested equity capital in Westhampton. The closing of either of the purchase transactions contemplated by this Section 10.4 shall be held within 120 days following the Closing at a time and a place mutually agreeable to CCC and ALS.

                  10.5 ALS-EAST DEVELOPMENT FUND. The parties hereto acknowledge that each of ALS and CCC have contributed funds to a bank account at Mainline Bank to be used to provide seed money for future development projects pursuant to the 1994 Agreement, the balance of which is approximately $30,000. From and after the date of the Closing, neither party shall have any further obligation to contribute funds to or to receive distributions from such account, and, promptly following the Closing, any balance in such account shall be returned to ALS, and ALS and CCC shall cooperate in closing such account.

                  10.6 AMENDMENT TO PRE-FORMATION AGREEMENTS. Effective at Closing, each of the Pre-Formation Agreements shall be amended to replace
Section 8.20 thereof in its entirety with the following:

                           8.20 Rights to Copyrights. The parties hereby agree
                  that all drawings, designs, documents, details and other proprietary rights (including copyrights), now or hereafter acquired by the Partnership and created or otherwise produced in connection with any assisted living or specialty care facility owned by the Partnership may be used by ALS any time and may be used by CCC outside Pennsylvania, New Jersey and Delaware at such time as CCC no longer owns an interest in NLP or any ALS-East Entity, but that the use of the same within Pennsylvania, New Jersey and Delaware shall be made only by the Partnership and ALS unless ALS and CCC mutually agree otherwise.

         11.      MISCELLANEOUS.

                  11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter.

                  11.2 EXPENSES. CCC will pay all professional fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. ALS will pay all professional fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

                  11.3 FURTHER ASSURANCES. From time to time, at the request of a party hereto and without further consideration, the other party will execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                  11.4 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by any party without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and the successors and permitted assigns of such party.

                  11.5 SEVERABILITY. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

                  11.6 ENTIRE AGREEMENT. Except as provided herein to the contrary, this Agreement and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings between the parties on such matters.

                  11.7 HEADINGS. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

                  11.8 NOTICES. All notices, claims, certificates, re-quests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if (i) personally delivered,
(ii) sent by telecopy, facsimile transmission or other electronic means of transmitting written documents (if confirmation of such transmission is received), or (iii) sent to the parties at their respective addresses indicated herein by registered or certified mail, postage prepaid, return receipt requested, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to ALS or Buyer, to:

                           Alternative Living Services, Inc.
                           450 North Sunnyslope Road
                           Suite 300
                           Brookfield, Wisconsin  53005
                           Attention:  William F. Lasky
                           Facsimile:  (414) 789-9592

                           with copies to:

                           Rogers & Hardin
                           2700 International Tower
                           229 Peachtree Street, N.W.
                           Atlanta, Georgia  30303
                           Attention:  Alan C. Leet, Esq.
                           Facsimile:  (404) 525-2224

                  (b)      If to CCC, to:

                           Continuing Care Concepts, Inc.
                           c/o DeLuca Enterprises, Inc.
                           842 Durham Road
                           Suite 200
                           Newtown, Pennsylvania  18940
                           Attention:  Vincent G. DeLuca
                           Facsimile:  (215) 598-7920

                           with copies to:

                           Drinker Biddle & Reath
                           Suite 1100
                           1345 Chestnut Street
                           Philadelphia, Pennsylvania  19107
                           Attention:  Rush T. Haines, II, Esq.
                           Facsimile:  (215) 998-2757

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

                  11.9 LAW GOVERNING. This Agreement will be governed by, and construed and enforced in accordance with, the internal laws of




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the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

                  11.10 COUNTERPARTS/TELECOPIES. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile and telecopy versions of signed documents shall be deemed to be original documents for purposes of Closing.

                  11.11 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

                  11.12 CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

                  11.13 NUMBER; GENDER. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

                  11.14 INCORPORATION OF SCHEDULES AND EXHIBITS. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  11.15 CONFIDENTIALITY. Each of ALS and CCC (the "Recipient") will at all times hold and cause its employees, advisors and consultants to hold in strict confidence all documents and information concerning the other party or any ALS-East Entity (the "Disclosing Party") which have been or will be furnished to the Recipient by the Disclosing Party or its employees, advisors and consultants in connection with the transactions contemplated by this Agreement. If such transactions are not consummated, such confidence will be maintained by the Recipient after the date hereof, except to the extent such information (a) was previously known to the Recipient prior to disclosure by the Disclosing Party, (b) is in the public domain through no fault of the Recipient,
(c) is lawfully acquired by the Recipient from a third party under no obligation of confidentiality to the Disclosing Party, or (d) is required by Law or legal process to be disclosed. Such documents




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



and information will not be used to the detriment of the Disclosing Party or otherwise in any other manner and all documents, materials and other written information provided by the Disclosing Party to the Recipient, including all copies and extracts thereof, will be returned to the Disclosing Party immediately upon its written request. For a period of twelve (12) months from the date hereof, neither party will employ or seek to employ any employee of the other party (or in the case of CCC any employee of any Partnership or ALS-East Entity), except that the parties acknowledge that Anthony R. Geonnotti, Jr. is currently employed by ALS pursuant to an Employment Agreement dated September 20, 1994.

                  11.16 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Expedited Procedures set forth in the AAA Rules shall be used. One (1) arbitrator shall be selected in accordance with the AAA Rules. The place of arbitration shall be held at such place as is agreed on by the parties to such arbitration or, if they cannot so agree, at Chicago, Illinois. The award of the arbitrator: shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accountings presented or plead to the arbitrator; shall be paid promptly; and any costs, fees or taxes incident to enforcing the award shall to the maximum extent permitted by Law be charged against the party or parties resisting such enforcement. All notices in connection with the arbitration shall be made in the manner set forth in Section
11.8 hereof. Notwithstanding the foregoing, in the event that disputes, controversies and claims arise under this Agreement and any one or more of the documents, instruments or agreements required hereby, and such disputes, controversies and claims require arbitration, then the parties shall use the same arbitrator for all such disputes, controversies and claims, if feasible, and in such event the arbitrator shall be chosen in the manner set forth in this
Section 11.16.

                  11.17 ANNOUNCEMENT. The parties hereto agree that Announcements regarding the transactions contemplated by this Agreement shall be made jointly by and subject to the approval in writing of ALS and CCC, except to the extent required by Law or as otherwise agreed by ALS and CCC.

                  11.18 TAXES AND FEES. ALS and CCC shall each bear one half of any transfer, sales or use taxes arising out of the purchase by ALS of the CCC Interests contemplated by this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





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



                                            ALTERNATIVE LIVING SERVICES, INC.


                                            By: ________________________________

                                            Its: _______________________________


                                            CONTINUING CARE CONCEPTS, INC.


                                            By: ________________________________

                                            Its: _______________________________


                                            CCCI/NORTHAMPTON LIMITED PARTNERSHIP

                                            By: ALTERNATIVE LIVING SERVICES,
                                                INC., its General Partner

                                                By: ____________________________

                                                Its: ___________________________


                                            By: CONTINUING CARE CONCEPTS, INC.,
                                                its General Partner

                                                By: ____________________________

                                                Its: ___________________________





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


                                   SCHEDULE A


CCCI/Northampton Limited Partnership

         CCC:               1% limited partnership interest
                           39% general partnership interest

         ALS:               1% limited partnership interest
                           59% general partnership interest


Clare Bridge of Montgomery

         CCC:              40% general partnership interest
         ALS:              60% general partnership interest


Clare Bridge of Lower Makefield

         CCC:              40% general partnership interest
         ALS:              60% general partnership interest




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